Exhibit 99

Contact:	Mike Cockrell
Treasurer & Chief Financial Officer
(601) 649-4030
SANDERSON FARMS, INC.
ANNOUNCES NEW CREDIT AGREEMENT
LAUREL, Miss. (May 1, 2008) — Sanderson Farms, Inc. (NASDAQ:SAFM) today announced that its existing revolving credit facility through a consortium of banks has been increased from $225 million to $300 million, providing the Company with additional available credit, as needed, for the construction of a new poultry complex in Kinston, North Carolina, and for general corporate purposes. In addition, the credit remains unsecured, certain covenants related to the revolving credit loan agreement have been amended and the termination date has been extended to May 1, 2013.
     The lender group includes BMO Capital Markets Financing Inc.; GreenStone Farm Credit Services, ACA; Farm Credit Bank of Texas; Farm Credit Services of America, PCA; Regions Bank; U.S. Bank National Association; AgFirst Farm Credit Bank; ING Capital LLC and Trustmark National Bank.
     Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the NASDAQ Stock Market under the symbol SAFM.
     This press release contains forward-looking statements based on management’s current views and assumptions. Actual results and events may differ. For a discussion of these matters, please refer to the “Cautionary Statement Regarding Risks and Uncertainties That May Affect Future Performance” in Item 7 of the Company’s 2007 Annual Report on Form 10-K.
-END-